                                                                    EXHIBIT 99.4

                                     PROXY
                            SOUTHLAND BANCORPORATION
                          3299 Ross Clark Circle, N.W.
                             Dothan, Alabama  36303
                           Telephone: (334) 671-4000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF SOUTHLAND BANCORPORATION


     The undersigned hereby appoints ______________________________
and ________________________, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Southland Bancorporation which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held on _____________, 1996, or any adjournment or post-ponement thereof, on the following matters:

     1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BETWEEN SOUTHLAND BANCORPORATION AND ABC BANCORP PROVIDING FOR THE MERGER OF SOUTHLAND BANCORPORATION WITH AND INTO ABC BANCORP.

          FOR ___________   AGAINST ___________   ABSTAIN _______

     2. In their discretion upon such other business as may properly come before the Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.
                                             ---

     Please sign exactly as name appears on stock certificate(s). If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ___________________ ___________________________________________________
                                                 (Signature)

                           ___________________________________________________
                                        (Signature if held jointly)

                              Your vote is important.
                              Please mark, sign, date and
                              return this Proxy promptly,
                              using the enclosed envelope.